Exhibit A-24

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

GREENLAWN LAND DEVELOPMENT CORP.

(Under Section 402 of the Business Corporation Law)

The undersigned, a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is:

GREENLAWN LAND DEVELOPMENT CORP.

SECOND: The corporation is formed for the following purpose or purposes:

To engage generally in the real estate business in any lawful capacity, and generally to purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, and sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of lands, real estate, real property, chattels real, and estates, interests, rights and equities of all kinds in lands.

To create, manufacture, contract for, buy, sell, import, export, distribute, market and generally deal in, at wholesale and retail, as principal, agent, broker, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares and merchandise, and to offer, promote, and render services of every nature and description directly as well as through or for others.

To buy, sell, lease, hold, own, use, improve and otherwise deal in and with, as principal, agent or otherwise, real property, improved and unimproved, and personal property, tangible or intangible, including, without limitation, securities and obligations of any issuer, whether or not incorporated.

To have, in furtherance of its corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law.

THIRD: The city, incorporated village or town and the county within the State of New York in which the office of the corporation is to be located are as follows:

City, Incorporated Village or Town	County
Islip	Suffolk

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is twenty thousand (20,000), par value $1.00 per share, all of which shall be of one class and shall be common stock.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o Bartel, Engelman & Fishman, One Dag Hammarskjold Plaza, New York, New York 10017. Attention: Richard E. Gutman, Esq.

SIXTH: The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax imposed upon business corporations by Article 9-A of the Tax Law of the State of New York is:

the period ending January 31.

SEVENTH: No holder of shares of any class of the corporation, now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any shares of any class of the corporation, now or hereafter authorized, or any options, warrants or rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

Subscribed and affirmed by me as true under the penalties of perjury on October 29, 1976.

/s/ Richard E. Gutman
Richard E. Gutman, Incorporator
One Dag Hammarskjold Plaza
New York, New York 10017

CERTIFICATE OF RESERVATION

STATE OF NEW YORK	7825 DEPARTMENT OF STATE

I DO HEREBY CERTIFY TO THE

RESERVATION OF NAME

(corporation name)	(date filed)
OF	ON

GREENLAWN LAND DEVELOPMENT CORP.	OCTOBER 29, 1976
TO BE FILMED AS MICROFILM FRAME NUMBER:
352581-1

THE ABOVE CORPORATE NAME HAS BEEN RESERVED FOR A PERIOD OF SIXTY DAYS FROM THE ABOVE DATE FOR THE USE OF
Bartell Engelman & Fisherman
FOR

Creation of a domestic corporation	Secretary of State

NAME AND ADDRESS OF FILER	Bartell Engelman & Fisherman 1 Dag Hammarsjkold Plaza New York, NY

☒ CHK. ☐ M.O. ☐ CASH	$ 10

$10.00	CERTIFICATE	TOTAL	$10.00
		REFUND OF	$	TO FOLLOW

CERTIFICATE OF RESERVATION MUST ACCOMPANY CERTIFICATE OF INCORPORATION OR APPLICATION OF AUTHORITY WHEN PRESENTED FOR FILING.

R662-518 R

CERTIFICATE OF INCORPORATION

OF

GREENLAWN LAND DEVELOPMENT CORP.

(Under Section 402 of the Business Corporation Law)

BARTEL ENGELMAN & FISHMAN ONE DAG HAMMARSKJOLD PLAZA NEW YORK, NEW YORK 10017 (212) 752-9111

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE
OF
GREENLAWN LAND DEVELOPMENT CORP.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:	GREENLAWN LAND DEVELOPMENT CORP.

.

If the name of the corporation has been changed, the name under which it was formed is:

.

SECOND: The certificate of incorporation was filed by the Department of State on:	11/8/1976

.

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐	The county location, within this state, in which the office of the corporation is located, is changed to: .

☒☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:

C/O BLUMBERGEXCELSIOR CORPORATE SERVICES, INC., 62 White St., New York, New York 10013

☐	The corporation hereby: [Check one]

	☒	Designates BLUMBERGEXCELSIOR CORPORATE SERVICES, INC. as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is 62 WHITE ST., NY, NY 10013.

	☐	Changes the designation of its registered agent to: . The street address of the registered agent is:
.

	☐	Changes the address of its registered agent to:
.

	☐	Revokes the authority of its registered agent.

DOS-1556 (Rev. 5/04)

1

FOURTH: The change was authorized by the board of directors.

/s/ JOSE MOJICA	Jose Mojica, Vice President
(Signature)	(Name and Title of Signer)

BLU 39 DRAWDOWN

CERTIFICATE OF CHANGE

OF

GREENLAWN LAND DEVELOPMENT CORP.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

Filer’s Name

Address	62 WHITE STREET

City, State and Zip Code	NY, NY 10013

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You must draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Official Use Only

2

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State	Business Corporation	For Internal Use Only
Division of Corporations, Records and UCC	Biennial Statement
Albany, NY 12231-0002 www.dos.state.ny.us

	414532	Filed By:
GREENLAWN LAND DEVELOPMENT CORP.

ATTN: TAX DEPT		Cash # (If different than film #):
2 PARAGON DR
MONTVALE NJ 07645		Required Fee:	$9.00
		Filing Period:	11/2010
(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer
ATTN: TAX DEPT 2 PARAGON DR MONTAUK NJ 07645	Name
Sam Martin
Address
ATTN: Tax Dept. 2 Paragon Drive
	City	State	Zip
	Montvale	NJ	07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substitued)
GREENLAWN LAND DEVELOPMENT CORP. ATTN: TAX DEPT 2 PARAGON DR MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process
C/O BLUMBERGEXCELSIOR CORPORATE SERVICES, INC. 62 WHITE ST. NEW YORK NY 10013	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption

☐ Check if applicable	This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	Michael Gualtieri
Signature	Name of Signer (Please Print)
Vice President
Title of Signer (Please Print)